Exhibit 99.1

A-Mark Precious Metals Reports Fiscal Third Quarter 2024 Results

Q3 FY 2024 Diluted Earnings Per Share of $0.21

Repurchased 204,396 Common Shares for $5 Million

Expanded into Asia with the Previously Announced Acquisition of LPM Group Limited

Company Reaffirms Regular Quarterly Cash Dividend Policy of $0.20 per share

El Segundo, CA – May 7, 2024 – A-Mark Precious Metals, Inc. (NASDAQ: AMRK), a leading fully integrated precious metals platform, reported results for the fiscal third quarter ended March 31, 2024.

Management Commentary

“Our third quarter results reflect the continued ability of our fully-integrated platform to deliver profitable results even in a difficult market environment,” said A-Mark CEO Greg Roberts. “During the quarter, we faced a combination of softened demand, premium compression, and elevated gold and silver prices, which led our traditional buyers to become sellers and provided us with the opportunity to purchase their inventory. Despite the challenging environment, we delivered $0.21 per diluted share and generated $12.6 million in non-GAAP EBITDA, including one-time acquisition costs of $2.2 million. We also increased the Direct-to-Consumer number of new customers by 8% compared with our second quarter.

“We advanced the logistics automation initiatives at our A-Mark Global Logistics (AMGL) facility in Las Vegas which will support increased volume while lowering operational costs. We also continued to enhance value for our shareholders by repurchasing 204,396 shares of common stock during the quarter. Furthermore, we made significant strides in our M&A growth strategy with our expansion into Asia through the previously announced acquisition of LPM Group Limited (“LPM”). We are enthusiastic about the opportunities in the Asian market and continue to explore prospects to expand our geographic presence.

“Our commitment to generating stockholder value remains firm, and we are confident in A-Mark’s diversified and proven business model.”

Fiscal Third Quarter 2024 Operational Highlights

•
Gold ounces sold in the three months ended March 31, 2024 decreased 32% to 446,000 ounces from 659,000 ounces for the three months ended March 31, 2023, and decreased 1% from 450,000 ounces for the three months ended December 31, 2023
•
Silver ounces sold in the three months ended March 31, 2024 decreased 30% to 25.7 million ounces from 36.9 million ounces for the three months ended March 31, 2023, and decreased 3% from 26.6 million ounces for the three months ended December 31, 2023
•
As of March 31, 2024, the number of secured loans decreased 30% to 675 from 963 as of March 31, 2023, and decreased 6% from 715 as of December 31, 2023

•
As of March 31, 2024, secured loans receivable increased 19% to $115.6 million from $96.9 million as of March 31, 2023, and increased 9% from $106.6 million as of December 31, 2023
•
Direct-to-Consumer new customers for the three months ended March 31, 2024 decreased 13% to 56,600 from 64,700 for the three months ended March 31, 2023, and increased 8% from 52,500 for the three months ended December 31, 2023
•
Direct-to-Consumer active customers for the three months ended March 31, 2024 decreased 15% to 126,000 from 147,400 for the three months ended March 31, 2023, and decreased 8% from 136,400 for the three months ended December 31, 2023
•
Direct-to-Consumer average order value for the three months ended March 31, 2024 decreased $319, or 13% to $2,133 from $2,452 for the three months ended March 31, 2023, and decreased $85, or 4% from $2,218 for the three months ended December 31, 2023
•
JM Bullion’s average order value for the three months ended March 31, 2024 decreased $249, or 11% to $2,003 from $2,252 for the three months ended March 31, 2023, and decreased $58, or 3% from $2,061 for the three months ended December 31, 2023

	Three Months Ended March 31,
	2024	2023
Selected Operating and Financial Metrics:
Gold ounces sold (1)	446,000	659,000
Silver ounces sold (2)	25,722,000	36,906,000
Number of secured loans at period end (3)	675	963
Secured loans receivable at period end	$115,645,000	$96,856,000
Direct-to-Consumer ("DTC") number of new customers (4)	56,600	64,700
Direct-to-Consumer number of active customers (5)	126,000	147,400
Direct-to-Consumer number of total customers (6)	2,496,500	2,257,900
Direct-to-Consumer average order value ("AOV") (7)	$2,133	$2,452
JM Bullion ("JMB") average order value (8)	$2,003	$2,252
CyberMetals number of new customers (9)	1,900	4,800
CyberMetals number of active customers (10)	1,900	1,500
CyberMetals number of total customers (11)	28,100	17,200
CyberMetals customer assets under management at period end (12)	$6,800,000	$6,500,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.
(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.
(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment.
(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment.
(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment.
(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

	Three Months Ended
	March 31, 2024	December 31, 2023
Selected Operating and Financial Metrics:
Gold ounces sold (1)	446,000	450,000
Silver ounces sold (2)	25,722,000	26,575,000
Number of secured loans at period end (3)	675	715
Secured loans receivable at period end	$115,645,000	$106,565,000
Direct-to-Consumer ("DTC") number of new customers (4)	56,600	52,500
Direct-to-Consumer number of active customers (5)	126,000	136,400
Direct-to-Consumer number of total customers (6)	2,496,500	2,439,900
Direct-to-Consumer average order value ("AOV") (7)	$2,133	$2,218
JM Bullion ("JMB") average order value (8)	$2,003	$2,061
CyberMetals number of new customers (9)	1,900	1,400
CyberMetals number of active customers (10)	1,900	1,900
CyberMetals number of total customers (11)	28,100	26,200
CyberMetals customer assets under management at period end (12)	$6,800,000	$6,500,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.
(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.
(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment.
(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment.
(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment.
(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal Nine Months 2024 Operational Highlights

•
Gold ounces sold in the nine months ended March 31, 2024 decreased 25% to 1.4 million ounces from 1.9 million ounces for the nine months ended March 31, 2023
•
Silver ounces sold in the nine months ended March 31, 2024 decreased 26% to 82.7 million ounces from 111.0 million ounces for the nine months ended March 31, 2023
•
Direct-to-Consumer new customers for the nine months ended March 31, 2024 decreased 40% to 148,200 from 244,900 for the nine months ended March 31, 2023. For the nine-month period ended March 31, 2023, approximately 30% of the new customers were attributable to the acquired customer list of BGASC in October 2022
•
Direct-to-Consumer active customers for the nine months ended March 31, 2024 increased 8% to 368,800 from 342,500 for the nine months ended March 31, 2023
•
Direct-to-Consumer average order value for the nine months ended March 31, 2024 decreased $141, or 6% to $2,253 from $2,394 for the nine months ended March 31, 2023

•
JM Bullion’s average order value for the nine months ended March 31, 2024 decreased $123, or 6% to $2,093 from $2,216 for the nine months ended March 31, 2023

	Nine Months Ended March 31,
	2024	2023
Selected Operating and Financial Metrics:
Gold ounces sold (1)	1,391,000	1,853,000
Silver ounces sold (2)	82,675,000	110,960,000
Number of secured loans at period end (3)	675	963
Secured loans receivable at period end	$115,645,000	$96,856,000
Direct-to-Consumer ("DTC") number of new customers (4)	148,200	244,900
Direct-to-Consumer number of active customers (5)	368,800	342,500
Direct-to-Consumer number of total customers (6)	2,496,500	2,257,900
Direct-to-Consumer average order value ("AOV") (7)	$2,253	$2,394
JM Bullion ("JMB") average order value (8)	$2,093	$2,216
CyberMetals number of new customers (9)	5,700	11,300
CyberMetals number of active customers (10)	6,300	3,100
CyberMetals number of total customers (11)	28,100	17,200
CyberMetals customer assets under management at period end (12)	$6,800,000	$6,500,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.
(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.
(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment.
(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment.
(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment.
(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal Third Quarter 2024 Financial Highlights

•
Revenues for the three months ended March 31, 2024 increased 13% to $2.611 billion from $2.317 billion for the three months ended March 31, 2023 and increased 26% from $2.079 billion for the three months ended December 31, 2023
•
Gross profit for the three months ended March 31, 2024 decreased 54% to $34.8 million from $75.5 million for the three months ended March 31, 2023 and decreased 24% from $46.0 million for the three months ended December 31, 2023
•
Gross profit margin for the three months ended March 31, 2024 decreased to 1.33% of revenue, from 3.26% of revenue for the three months ended March 31, 2023, and decreased from 2.21% of revenue in the three months ended December 31, 2023
•
Net income attributable to the Company for the three months ended March 31, 2024 decreased 86% to $5.0 million from $35.9 million for the three months ended March 31, 2023, and decreased 64% from $13.8 million for the three months ended December 31, 2023
•
Diluted earnings per share totaled $0.21 for the three months ended March 31, 2024, an 86% decrease compared to $1.46 for the three months ended March 31, 2023, and decreased 63% from $0.57 for the three months ended December 31, 2023
•
Adjusted net income before provision for income taxes, depreciation, amortization, and acquisition costs (“Adjusted net income before provision for income taxes” or “Adjusted net income”), a non-GAAP financial performance measure, for the three months ended March 31, 2024 decreased 76% to $11.6 million from $49.2 million for the three months ended March 31, 2023, and decreased 47% from $21.7 million for the three months ended December 31, 2023
•
Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP liquidity measure, for the three months ended March 31, 2024 decreased 76% to $12.6 million from $52.3 million for the three months ended March 31, 2023, and decreased 50% from $25.1 million for the three months ended December 31, 2023

	Three Months Ended March 31,
	2024	2023
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$2,610,651	$2,317,150
Gross profit	$34,838	$75,498
Depreciation and amortization expense	$(2,949)	$(3,340)
Net income attributable to the Company	$5,013	$35,920

Earnings per Share:
Basic	$0.22	$1.53
Diluted	$0.21	$1.46

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$11,611	$49,151
EBITDA	$12,614	$52,263

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures on pages 21-23

	Three Months Ended
	March 31, 2024	December 31, 2023
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$2,610,651	$2,078,815
Gross profit	$34,838	$46,041
Depreciation and amortization expense	$(2,949)	$(2,811)
Net income attributable to the Company	$5,013	$13,766

Earnings per Share:
Basic	$0.22	$0.60
Diluted	$0.21	$0.57

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$11,611	$21,728
EBITDA	$12,614	$25,096

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures on pages 21-23

Fiscal Nine Months 2024 Financial Highlights

•
Revenues for the nine months ended March 31, 2024 increased 16% to $7.174 billion from $6.167 billion for the nine months ended March 31, 2023
•
Gross profit for the nine months ended March 31, 2024 decreased 40% to $130.3 million from $216.1 million for the nine months ended March 31, 2023
•
Gross profit margin for the nine months ended March 31, 2024 decreased to 1.82% of revenue, from 3.50% of revenue for the nine months ended March 31, 2023
•
Net income attributable to the Company for the nine months ended March 31, 2024 decreased 67% to $37.6 million from $114.5 million for the nine months ended March 31, 2023
•
Diluted earnings per share totaled $1.56 for the nine months ended March 31, 2024, a 66% decrease compared to $4.64 for the nine months ended March 31, 2023
•
Adjusted net income for the nine months ended March 31, 2024 decreased 62% to $60.1 million from $156.9 million for the nine months ended March 31, 2023
•
EBITDA for the nine months ended March 31, 2024 decreased 58% to $68.2 million from $163.1 million for the nine months ended March 31, 2023

	Nine Months Ended March 31,
	2024	2023
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$7,174,084	$6,167,206
Gross profit	$130,284	$216,059
Depreciation and amortization expense	$(8,552)	$(9,784)
Net income attributable to the Company	$37,606	$114,526

Earnings per Share:
Basic	$1.63	$4.89
Diluted	$1.56	$4.64

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$60,118	$156,896
EBITDA	$68,158	$163,148

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures on pages 21-23

Fiscal Third Quarter 2024 Financial Summary

Revenues increased 13% to $2.611 billion from $2.317 billion in the same year-ago quarter. Excluding an increase of $622.1 million of forward sales, our revenues decreased $328.6 million, or 20%, which was due to a decrease in gold and silver ounces sold, partially offset by higher average selling prices of gold and silver. The Direct-to-Consumer segment contributed 13% and 23% of the consolidated revenue in the fiscal third quarters of 2024 and 2023, respectively. JMB’s revenue represented 12% of the consolidated revenues for the fiscal third quarter of 2024 compared with 20% for the prior year fiscal third quarter.

Gross profit decreased 54% to $34.8 million (1.33% of revenue) from $75.5 million (3.26% of revenue) in the same year-ago quarter. The decrease in gross profit was due to lower gross profits earned from both the Wholesale Sales & Ancillary Services and Direct-to-Consumer segments. The Direct-to-Consumer segment contributed 52% and 57% of the consolidated gross profit in the fiscal third quarters of 2024 and 2023, respectively. Gross profit contributed by JMB represented 45% of the consolidated gross profit in the fiscal third quarter of 2024 and 47% of the consolidated gross profit for the prior year fiscal third quarter.

Selling, general and administrative expenses decreased 4% to $22.9 million from $23.8 million in the same year-ago quarter. The change was primarily due to a decrease in compensation expense (including performance-based accruals) of $2.2 million, a decrease in insurance costs of $0.9 million, and lower advertising costs of $0.4 million, partially offset by higher consulting and professional fees of $2.2 million and an increase in information technology costs of $0.2 million.

Depreciation and amortization expense decreased 12% to $2.9 million from $3.3 million in the same year-ago quarter. The change was primarily due to a $0.6 million decrease in JMB’s intangible asset amortization expense.

Interest income increased 10% to $6.7 million from $6.1 million in the same year-ago quarter. The aggregate increase in interest income was primarily due to an increase in other finance product income of $0.1 million and an increase in interest income earned by our Secured Lending segment of $0.5 million.

Interest expense increased 7% to $9.9 million from $9.2 million in the same year-ago quarter. The increase in interest expense was primarily due to an increase of $1.3 million associated with our Trading Credit Facility due to an increase in interest rates as well as increased borrowings and an increase of $0.9 million related to product financing arrangements, partially offset by a decrease of $1.4 million related to the AMCF Notes (including amortization of debt issuance costs) due to the repayment in December 2023.

Losses from equity method investments increased 194% to $0.2 million from $0.1 million in the same year-ago quarter. The decrease was due to decreased earnings of our equity method investees.

Net income attributable to the Company totaled $5.0 million or $0.21 per diluted share, compared to net income of $35.9 million or $1.46 per diluted share in the same year-ago quarter.

Adjusted net income before provision for income taxes for the three months ended March 31, 2024 totaled $11.6 million, a decrease of $37.5 million or 76% compared to $49.2 million in the same year-ago quarter. The decrease is principally due to lower net income before provision for income taxes.

EBITDA for the three months ended March 31, 2024 totaled $12.6 million, a decrease of $39.7 million or 76% compared to $52.3 million in the same year-ago quarter. The decrease was principally due to lower net income.

Fiscal Nine Months 2024 Financial Summary

Revenues increased 16% to $7.174 billion from $6.167 billion in the same year-ago period. Excluding an increase of $1.514 billion of forward sales, our revenues decreased $506.9 million, or 11.0%, which was due to a decrease in gold and silver ounces sold, partially offset by higher average selling prices of gold and silver. The Direct-to-Consumer segment contributed 14% and 23% of the consolidated revenue for the nine months ended March 31, 2024 and 2023, respectively. JMB’s revenue represented 13% of the consolidated revenues for the nine months ended March 31, 2024 compared with 21% for the nine months ended March 31, 2023.

Gross profit decreased 40% to $130.3 million (1.82% of revenue) from $216.1 million (3.50% of revenue) in the same year-ago period. The decrease in gross profit was due to lower gross profits earned from both the Wholesale Sales & Ancillary Services and Direct-to-Consumer segments. The Direct-to-Consumer segment contributed 47% and 56% of the consolidated gross profit for the nine months ended March 31, 2024 and 2023, respectively. Gross profit contributed by JMB represented 40% and 48% of the consolidated gross profit for the nine months ended March 31, 2024 and 2023, respectively.

Selling, general and administrative expenses increased 8% to $67.1 million from $62.4 million in the same year-ago period. The change was primarily due to an increase in consulting and professional fees of $4.8 million, an increase in information technology costs of $0.8 million, and an increase in compensation expense (including performance-based accruals) of $0.4 million, partially offset by a decrease in insurance costs of $1.4 million.

Depreciation and amortization expense decreased 13% to $8.6 million from $9.8 million in the same year-ago period. The change was primarily due to a $1.7 million decrease in JMB’s intangible asset amortization expense.

Interest income increased 18% to $19.1 million from $16.2 million in the same year-ago period. The aggregate increase in interest income was primarily due to an increase in other finance product income of $1.6 million and an increase in interest income earned by our Secured Lending segment of $1.4 million.

Interest expense increased 32% to $29.9 million from $22.6 million in the same year-ago period. The increase in interest expense was primarily driven by the following components: an increase of $6.9 million associated with our Trading Credit Facility due to an increase in interest rates as well as increased borrowings, an increase of $2.5 million related to product financing arrangements, partially offset by a decrease of $1.8 million related to the AMCF Notes (including amortization of debt issuance costs) due to the repayment in December 2023, and a $0.3 million decrease in loan servicing fees.

Earnings from equity method investments decreased 55% to $3.3 million from $7.3 million in the same year-ago period. The decrease was due to decreased earnings of our equity method investees.

Net income attributable to the Company totaled $37.6 million or $1.56 per diluted share, compared to net income of $114.5 million or $4.64 per diluted share in the same year-ago period.

Adjusted net income before provision for income taxes for the nine months ended March 31, 2024 totaled $60.1 million, a decrease of $96.8 million or 62% compared to $156.9 million in the same year-ago period. The decrease is principally due to lower net income before provision for income taxes.

EBITDA for the nine months ended March 31, 2024 totaled $68.2 million, a decrease of $95.0 million or 58% compared to $163.2 million in the same year-ago period. The decrease was principally due to lower net income.

Quarterly Cash Dividend Policy

A-Mark’s Board of Directors has re-affirmed its previously announced regular quarterly cash dividend policy of $0.20 per common share ($0.80 per share on an annual basis). The Company paid a $0.20 quarterly cash dividend on April 29, 2024 to stockholders of record as of April 16, 2024. It is expected that the next quarterly dividend will be paid in July 2024. The declaration of regular cash dividends in the future is subject to the determination each quarter by the Board of Directors, based on a number of factors, including the Company’s financial performance, available cash resources, cash requirements and alternative uses of cash and applicable bank covenants.

Conference Call

A-Mark will hold a conference call today (May 7, 2024) to discuss these financial results. A-Mark management will host the call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) followed by a question-and-answer period. To participate, please call the conference telephone number 10 minutes before the start time and ask for the A-Mark Precious Metals conference call.

Webcast: https://www.webcaster4.com/Webcast/Page/2867/50365

U.S. dial-in number: 1-888-506-0062

International number: 1-973-528-0011

Participant Access Code: 607245

The call will also be broadcast live and available for replay on the Investor Relations section of A-Mark’s website at ir.amark.com. If you have any difficulty connecting with the conference call or webcast, please contact A-Mark’s investor relations team at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time through May 21, 2024.

Toll-free replay number: 1-877-481-4010

International replay number: 1-919-882-2331

Participant Access Code: 50365

About A-Mark Precious Metals

Founded in 1965, A-Mark Precious Metals, Inc. is a leading fully integrated precious metals platform that offers an array of gold, silver, platinum, palladium, and copper bullion, numismatic coins, and related products to wholesale and retail customers via a portfolio of channels. The company conducts its operations through three complementary segments: Wholesale Sales & Ancillary Services, Direct-to-Consumer, and Secured Lending. The company’s global customer base spans sovereign and private mints, manufacturers and fabricators, refiners, dealers, financial institutions, industrial users, investors, collectors, e-commerce customers, and other retail customers.

A-Mark’s Wholesale Sales & Ancillary Services segment distributes and purchases precious metal products from sovereign and private mints. As a U.S. Mint-authorized purchaser of gold, silver, and platinum coins since 1986, A-Mark purchases bullion products directly from the U.S. Mint for sale to customers. A-Mark also has longstanding distributorships with other sovereign mints, including Australia, Austria, Canada, China, Mexico, South Africa, and the United Kingdom. The company sells more than 200 different products to e-commerce retailers, coin and bullion dealers, financial institutions, brokerages, and collectors. In addition, A-Mark sells precious metal products to industrial users, including metal refiners, manufacturers, and electronic fabricators.

Located in the heart of Hong Kong’s Central Financial District, LPM Group Limited (LPM), is one of Asia’s largest precious metals dealers. LPM was acquired by AM/LPM Ventures, LLC, a subsidiary of A-Mark. LPM offers a wide selection of products to its wholesale and retail customers, through its retail showroom and 24/7 online trading platform, including recently released silver coins, gold bullion, certified coins, and the latest collectible numismatic issues.

Through its A-M Global Logistics subsidiary, A-Mark provides its customers with a range of complementary services, including managed storage options for precious metals as well as receiving, handling, inventorying, processing, packaging, and shipping of precious metals and coins on a secure basis. A-Mark’s mint operations, which are conducted through its wholly owned subsidiary Silver Towne Mint, enable the company to offer customers a wide range of proprietary coin and bar offerings and, during periods of market volatility when the availability of silver bullion from sovereign mints is often product constrained, preferred product access.

A-Mark’s Direct-to-Consumer segment operates as an omni-channel retailer of precious metals, providing access to a multitude of products through its wholly owned subsidiaries, JM Bullion and Goldline. JM Bullion is a leading e-commerce retailer of precious metals and operates eight separately branded, company-owned websites targeting specific niches within the precious metals market: JMBullion.com, ProvidentMetals.com, Silver.com, Gold.com, GoldPrice.org, SilverPrice.org, BGASC.com, and BullionMax.com. JMB also owns CyberMetals.com, an online platform where customers can purchase and sell fractional shares of digital gold, silver, platinum, and palladium bars in a range of denominations. Goldline markets precious metals directly to the investor community through various channels, including television, radio, and telephonic sales efforts. A-Mark also holds minority ownership interests in four additional direct-to-consumer brands.

The company operates its Secured Lending segment through its wholly owned subsidiary, Collateral Finance Corporation (CFC). Founded in 2005, CFC is a California licensed finance lender that originates and acquires loans secured by bullion and numismatic coins. Its customers include coin and precious metal dealers, investors, and collectors.

A-Mark is headquartered in El Segundo, CA and has additional offices and facilities in the neighboring Los Angeles area as well as in Dallas, TX, Las Vegas, NV, Winchester, IN, Vienna, Austria, and Hong Kong. For more information, visit www.amark.com.

A-Mark periodically provides information for investors on its corporate website, www.amark.com, and its investor relations website, ir.amark.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and investor presentations.

Important Cautions Regarding Forward-Looking Statements

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These include statements regarding expectations with respect to future profitability and growth, dividend declarations, the amount or timing of any future dividends, future macroeconomic conditions and demand for precious metal products, and the Company’s ability to effectively respond to changing economic conditions. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results or circumstances to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ include the following: the failure to execute the Company’s growth strategy, including the inability to identify suitable or available acquisition or investment opportunities; greater than anticipated costs incurred to execute this strategy; the inability to successfully integrate recently acquired businesses; changes in the current international political climate, which historically has favorably contributed to demand and volatility in the precious metals markets but also poses certain risks and uncertainties for the company, particularly in recent periods; potential adverse effects of the current problems in the national and global supply chains; increased competition for the Company’s higher margin services, which could depress pricing; the failure of the Company’s business model to respond to changes in the market environment as anticipated; changes in consumer demand and preferences for precious metal products generally; potential negative effects that inflationary pressure may have on our business; the inability of the Company to expand capacity at Silver Towne Mint, the failure of our investee companies to maintain, or address the preferences of, their customer bases; general risks of doing business in the commodity markets; and the strategic, business, economic, financial, political and governmental risks and other Risk Factors described in in the Company’s public filings with the Securities and Exchange Commission (“SEC”).

The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Use and Reconciliation of Non-GAAP Measures

In addition to presenting the Company’s financial results determined in accordance with U.S. GAAP, management believes the following non-GAAP measures are useful in evaluating the Company’s operating performance: “adjusted net income before provision for income taxes” and “earnings before interest, taxes, depreciation and amortization” (“EBITDA”). Management believes the “adjusted net income before provision for income taxes” non-GAAP financial performance measure assists investors and analysts by facilitating comparison of period-to-period operational performance on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. The items excluded from this financial measure may have a material impact on the Company’s financial results. Certain of those items are non-recurring, while others are non-cash in nature. Management believes the EBITDA non-GAAP liquidity measure assists investors and analysts by facilitating comparison of our business operations before investing activities, interest, and income taxes with other publicly traded companies. Non-GAAP measures do not have standardized definitions and should be considered in addition to, and not as a substitute for or superior to, the comparable measures prepared in accordance with U.S. GAAP, and should be read in conjunction with the financial statements included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC. Management encourages investors and others to review the Company’s financial information in its entirety and not to rely on any single financial or liquidity measure.

In the Company’s reconciliation from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, the Company eliminates the impact of the following three amounts: (i) acquisition expenses; (ii) amortization expenses related to intangible assets acquired; and (iii) depreciation expense. The Company’s reconciliations from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, and “net income” and “net cash provided by (used in) operating activities” to its non-GAAP “EBITDA” are provided below and are also included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC for the quarterly period ended March 31, 2024.

Company Contact:

Steve Reiner, Executive Vice President, Capital Markets & Investor Relations

A-Mark Precious Metals, Inc.

1-310-587-1410

sreiner@amark.com

Investor Relations Contact:

Matt Glover or Greg Bradbury

Gateway Group, Inc.

1-949-574-3860

AMRK@gateway-grp.com

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for share data)

	March 31, 2024	June 30, 2023
	(unaudited)
ASSETS
Current assets
Cash	$35,167	$39,318
Receivables, net	53,229	35,243
Derivative assets	30,875	77,881
Secured loans receivable	115,645	100,620
Precious metals held under financing arrangements	12,772	25,530
Inventories:
Inventories	579,398	645,812
Restricted inventories	510,237	335,831
	1,089,635	981,643
Income tax receivable	4,332	—
Prepaid expenses and other assets	7,536	6,956
Total current assets	1,349,191	1,267,191
Operating lease right of use assets	5,130	5,119
Property, plant, and equipment, net	16,234	12,513
Goodwill	120,956	100,943
Intangibles, net	74,917	62,630
Long-term investments	93,735	88,535
Other long-term assets	9,324	8,640
Total assets	$1,669,487	$1,545,571
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Lines of credit	$—	$235,000
Liabilities on borrowed metals	26,167	21,642
Product financing arrangements	510,237	335,831
Accounts payable and other payables	9,598	25,465
Deferred revenue and other advances	150,875	181,363
Derivative liabilities	51,146	8,076
Accrued liabilities	16,786	20,418
Income tax payable	—	958
Notes payable	—	95,308
Total current liabilities	764,809	924,061
Lines of credit	290,000	—
Notes payable	3,994	—
Deferred tax liabilities	16,717	16,677
Other liabilities	6,967	4,440
Total liabilities	1,082,487	945,178
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, authorized 10,000,000 shares; issued and outstanding: none as of March 31, 2024 or June 30, 2023	—	—
Common stock, par value $0.01; 40,000,000 shares authorized; 23,893,516 and 23,672,122 shares issued and 22,881,480 and 23,336,387 shares outstanding as of March 31, 2024 and June 30, 2023, respectively	239	237
Treasury stock, 1,012,036 and 335,735 shares at cost as of March 31, 2024 and June 30, 2023, respectively	(28,277)	(9,762)
Additional paid-in capital	171,612	169,034
Accumulated other comprehensive loss	(898)	(1,025)
Retained earnings	440,490	440,639
Total A-Mark Precious Metals, Inc. stockholders’ equity	583,166	599,123
Noncontrolling interest	3,834	1,270
Total stockholders’ equity	587,000	600,393
Total liabilities, noncontrolling interest and stockholders’ equity	$1,669,487	$1,545,571

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for share and per share data; unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Revenues	$2,610,651	$2,317,150	$7,174,084	$6,167,206
Cost of sales	2,575,813	2,241,652	7,043,800	5,951,147
Gross profit	34,838	75,498	130,284	216,059
Selling, general, and administrative expenses	(22,854)	(23,841)	(67,095)	(62,438)
Depreciation and amortization expense	(2,949)	(3,340)	(8,552)	(9,784)
Interest income	6,682	6,087	19,095	16,167
Interest expense	(9,907)	(9,237)	(29,898)	(22,603)
Earnings (losses) from equity method investments	(206)	(70)	3,280	7,276
Other income, net	763	641	1,605	2,001
Unrealized gains on foreign exchange	73	35	84	250
Net income before provision for income taxes	6,440	45,773	48,803	146,928
Income tax expense	(1,286)	(9,775)	(10,705)	(32,096)
Net income	5,154	35,998	38,098	114,832
Net income attributable to noncontrolling interest	141	78	492	306
Net income attributable to the Company	$5,013	$35,920	$37,606	$114,526
Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:
Basic	$0.22	$1.53	$1.63	$4.89
Diluted	$0.21	$1.46	$1.56	$4.64

Weighted-average shares outstanding:
Basic	22,847,200	23,421,300	23,098,000	23,435,700
Diluted	23,822,800	24,655,400	24,140,500	24,690,900

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Nine Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$38,098	$114,832
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	8,552	9,784
Amortization of loan cost	1,828	1,628
Share-based compensation	1,602	1,607
Earnings from equity method investments	(3,280)	(7,276)
Dividends and distributions received from equity method investees	361	551
Other	(74)	(249)
Changes in assets and liabilities:
Receivables, net	(8,503)	6,964
Secured loans receivable	—	1,012
Secured loans made to affiliates	(2,731)	—
Derivative assets	47,048	33,287
Income tax receivable	(4,332)	(861)
Precious metals held under financing arrangements	12,758	55,752
Inventories	(91,185)	(226,500)
Prepaid expenses and other assets	(1,443)	(1,488)
Accounts payable and other payables	(16,325)	4,037
Deferred revenue and other advances	(42,049)	78,143
Derivative liabilities	42,951	7,550
Liabilities on borrowed metals	4,525	(33,687)
Accrued liabilities	(6,066)	(1,455)
Income tax payable	(1,358)	(382)
Net cash (used in) provided by operating activities	(19,623)	43,249
Cash flows from investing activities:
Capital expenditures for property, plant, and equipment	(4,518)	(3,227)
Acquisition of a business, net of cash acquired	(32,888)	—
Purchase of long-term investments	(2,113)	(5,540)
Purchase of intangible assets	(8,515)	(4,500)
Secured loans receivable, net	(12,280)	28,359
Other	(487)	—
Net cash (used in) provided by investing activities	(60,801)	15,092
Cash flows from financing activities:
Product financing arrangements, net	174,406	9,433
Dividends paid	(37,265)	(32,794)
Distributions paid to noncontrolling interest	—	(1,001)
Net borrowings and repayments under lines of credit	55,000	15,000
Repayment of notes	(95,000)	—
Proceeds from notes payable to related party	3,448	3,887
Repayments on notes payable to related party	—	(2,135)
Repurchases of common stock	(22,307)	(9,762)
Debt funding issuance costs	(2,975)	(471)
Proceeds from the exercise of share-based awards	1,298	1,425
Payments for tax withholding related to net settlement of share-based awards	(332)	(1,605)
Net cash provided by (used in) financing activities	76,273	(18,023)
Net (decrease) increase in cash	(4,151)	40,318
Cash, beginning of period	39,318	37,783
Cash, end of period	$35,167	$78,101

Overview of Results of Operations for the Three Months Ended March 31, 2024 and 2023

Consolidated Results of Operations

The operating results for the three months ended March 31, 2024 and 2023 were as follows (in thousands, except per share data):

Three Months Ended March 31,	2024		2023		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$2,610,651	100.000%	$2,317,150	100.000%	$293,501	12.7%
Gross profit	34,838	1.334%	75,498	3.258%	$(40,660)	(53.9%)
Selling, general, and administrative expenses	(22,854)	(0.875%)	(23,841)	(1.029%)	$(987)	(4.1%)
Depreciation and amortization expense	(2,949)	(0.113%)	(3,340)	(0.144%)	$(391)	(11.7%)
Interest income	6,682	0.256%	6,087	0.263%	$595	9.8%
Interest expense	(9,907)	(0.379%)	(9,237)	(0.399%)	$670	7.3%
Losses from equity method investments	(206)	(0.008%)	(70)	(0.003%)	$136	194.3%
Other income, net	763	0.029%	641	0.028%	$122	19.0%
Unrealized gains on foreign exchange	73	0.003%	35	0.002%	$38	108.6%
Net income before provision for income taxes	6,440	0.247%	45,773	1.975%	$(39,333)	(85.9%)
Income tax expense	(1,286)	(0.049%)	(9,775)	(0.422%)	$(8,489)	(86.8%)
Net income	5,154	0.197%	35,998	1.554%	$(30,844)	(85.7%)
Net income attributable to noncontrolling interest	141	0.005%	78	0.003%	$63	80.8%
Net income attributable to the Company	$5,013	0.192%	$35,920	1.550%	$(30,907)	(86.0%)

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$0.22		$1.53		$(1.31)	(85.6%)
Diluted	$0.21		$1.46		$(1.25)	(85.6%)

Overview of Results of Operations for the Three Months Ended March 31, 2024 and December 31, 2023

Consolidated Results of Operations

The operating results for the three months ended March 31, 2024 and December 31, 2023 were as follows (in thousands, except per share data):

Three Months Ended	March 31, 2024		December 31, 2023		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$2,610,651	100.000%	$2,078,815	100.000%	$531,836	25.6%
Gross profit	34,838	1.334%	46,041	2.215%	$(11,203)	(24.3%)
Selling, general, and administrative expenses	(22,854)	(0.875%)	(22,396)	(1.077%)	$458	2.0%
Depreciation and amortization expense	(2,949)	(0.113%)	(2,811)	(0.135%)	$138	4.9%
Interest income	6,682	0.256%	6,311	0.304%	$371	5.9%
Interest expense	(9,907)	(0.379%)	(10,168)	(0.489%)	$(261)	(2.6%)
Earnings (losses) from equity method investments	(206)	(0.008%)	777	0.037%	$(983)	(126.5%)
Other income, net	763	0.029%	569	0.027%	$194	34.1%
Unrealized gains on foreign exchange	73	0.003%	105	0.005%	$(32)	(30.5%)
Net income before provision for income taxes	6,440	0.247%	18,428	0.886%	$(11,988)	(65.1%)
Income tax expense	(1,286)	(0.049%)	(4,467)	(0.215%)	$(3,181)	(71.2%)
Net income	5,154	0.197%	13,961	0.672%	$(8,807)	(63.1%)
Net income attributable to noncontrolling interest	141	0.005%	195	0.009%	$(54)	(27.7%)
Net income attributable to the Company	$5,013	0.192%	$13,766	0.662%	$(8,753)	(63.6%)

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$0.22		$0.60		$(0.38)	(63.3%)
Diluted	$0.21		$0.57		$(0.36)	(63.2%)

Overview of Results of Operations for the Nine Months Ended March 31, 2024 and 2023

Consolidated Results of Operations

The operating results for the nine months ended March 31, 2024 and 2023 were as follows (in thousands, except per share data):

Nine Months Ended March 31,	2024		2023		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$7,174,084	100.000%	$6,167,206	100.000%	$1,006,878	16.3%
Gross profit	130,284	1.816%	216,059	3.503%	$(85,775)	(39.7%)
Selling, general, and administrative expenses	(67,095)	(0.935%)	(62,438)	(1.012%)	$4,657	7.5%
Depreciation and amortization expense	(8,552)	(0.119%)	(9,784)	(0.159%)	$(1,232)	(12.6%)
Interest income	19,095	0.266%	16,167	0.262%	$2,928	18.1%
Interest expense	(29,898)	(0.417%)	(22,603)	(0.367%)	$7,295	32.3%
Earnings from equity method investments	3,280	0.046%	7,276	0.118%	$(3,996)	(54.9%)
Other income, net	1,605	0.022%	2,001	0.032%	$(396)	(19.8%)
Unrealized gains on foreign exchange	84	0.001%	250	0.004%	$(166)	(66.4%)
Net income before provision for income taxes	48,803	0.680%	146,928	2.382%	$(98,125)	(66.8%)
Income tax expense	(10,705)	(0.149%)	(32,096)	(0.520%)	$(21,391)	(66.6%)
Net income	38,098	0.531%	114,832	1.862%	$(76,734)	(66.8%)
Net income attributable to noncontrolling interest	492	0.007%	306	0.005%	$186	60.8%
Net income attributable to the Company	$37,606	0.524%	$114,526	1.857%	$(76,920)	(67.2%)

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$1.63		$4.89		$(3.26)	(66.7%)
Diluted	$1.56		$4.64		$(3.08)	(66.4%)

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended March 31, 2024 and 2023

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended March 31, 2024 and 2023 follows (in thousands):

Three Months Ended March 31,	2024	2023	Change
	$	$	$	%
Net income before provision for income taxes	$6,440	$45,773	$(39,333)	(85.9%)
Adjustments:
Acquisition costs	2,222	38	$2,184	5,747.4%
Amortization of acquired intangibles	2,198	2,719	$(521)	(19.2%)
Depreciation expense	751	621	$130	20.9%
Adjusted net income before provision for income taxes (non-GAAP)	$11,611	$49,151	$(37,540)	(76.4%)

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the three months ended March 31, 2024 and 2023 follows (in thousands):

Three Months Ended March 31,	2024	2023	Change
	$	$	$	%
Net income	$5,154	$35,998	$(30,844)	(85.7%)
Adjustments:
Interest income	(6,682)	(6,087)	$595	9.8%
Interest expense	9,907	9,237	$670	7.3%
Amortization of acquired intangibles	2,198	2,719	$(521)	(19.2%)
Depreciation expense	751	621	$130	20.9%
Income tax expense	1,286	9,775	$(8,489)	(86.8%)
	7,460	16,265	$(8,805)	(54.1%)

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$12,614	$52,263	$(39,649)	(75.9%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by operating activities	$82,044	$91,767	$(9,723)	(10.6%)
Changes in operating working capital	(72,804)	(52,003)	$20,801	40.0%
Interest expense	9,907	9,237	$670	7.3%
Interest income	(6,682)	(6,087)	$595	9.8%
Income tax expense	1,286	9,775	$(8,489)	(86.8%)
Dividends and distributions received from equity method investees	(92)	—	$92	—%
Losses from equity method investments	(206)	(70)	$136	194.3%
Share-based compensation	(456)	(538)	$(82)	(15.2%)
Amortization of loan cost	(614)	(488)	$126	25.8%
Other	231	670	$(439)	(65.5%)
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$12,614	$52,263	$(39,649)	(75.9%)

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended March 31, 2024 and December 31, 2023

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended March 31, 2024 and December 31, 2023 follows (in thousands):

Three Months Ended	March 31, 2024	December 31, 2023	Change
	$	$	$	%
Net income before provision for income taxes	$6,440	18,428	$(11,988)	(65.1%)
Adjustments:
Acquisition costs	2,222	489	$1,733	354.4%
Amortization of acquired intangibles	2,198	2,165	$33	1.5%
Depreciation expense	751	646	$105	16.3%
Adjusted net income before provision for income taxes (non-GAAP)	$11,611	$21,728	$(10,117)	(46.6%)

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the three months ended March 31, 2024 and December 31, 2023 follows (in thousands):

Three Months Ended	March 31, 2024	December 31, 2023	Change
	$	$	$	%
Net income	$5,154	$13,961	$(8,807)	(63.1%)
Adjustments:
Interest income	(6,682)	(6,311)	$371	5.9%
Interest expense	9,907	10,168	$(261)	(2.6%)
Amortization of acquired intangibles	2,198	2,165	$33	1.5%
Depreciation expense	751	646	$105	16.3%
Income tax expense	1,286	4,467	$(3,181)	(71.2%)
	7,460	11,135	$(3,675)	(33.0%)

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$12,614	$25,096	$(12,482)	(49.7%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by (used in) operating activities	$82,044	$(57,405)	$139,449	242.9%
Changes in operating working capital	(72,804)	74,387	$(147,191)	(197.9%)
Interest expense	9,907	10,168	$(261)	(2.6%)
Interest income	(6,682)	(6,311)	$371	5.9%
Income tax expense	1,286	4,467	$(3,181)	(71.2%)
Dividends received from equity method investees	(92)	—	$92	—%
Earnings (losses) from equity method investments	(206)	777	$(983)	(126.5%)
Share-based compensation	(456)	(482)	$(26)	(5.4%)
Amortization of loan cost	(614)	(692)	$(78)	(11.3%)
Other	231	187	$44	23.5%
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$12,614	$25,096	$(12,482)	(49.7%)

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Nine Months Ended March 31, 2024 and 2023

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the nine months ended March 31, 2024 and 2023 follows (in thousands):

Nine Months Ended March 31,	2024	2023	Change
	$	$	$	%
Net income before provision for income taxes	$48,803	$146,928	$(98,125)	(66.8%)
Adjustments:
Acquisition costs	2,763	184	$2,579	1,401.6%
Amortization of acquired intangibles	6,528	8,193	$(1,665)	(20.3%)
Depreciation expense	2,024	1,591	$433	27.2%
Adjusted net income before provision for income taxes (non-GAAP)	$60,118	$156,896	$(96,778)	(61.7%)

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the nine months ended March 31, 2024 and 2023 follows (in thousands):

Nine Months Ended March 31,	2024	2023	Change
	$	$	$	%
Net income	$38,098	$114,832	$(76,734)	(66.8%)
Adjustments:
Interest income	(19,095)	(16,167)	$2,928	18.1%
Interest expense	29,898	22,603	$7,295	32.3%
Amortization of acquired intangibles	6,528	8,193	$(1,665)	(20.3%)
Depreciation expense	2,024	1,591	$433	27.2%
Income tax expense	10,705	32,096	$(21,391)	(66.6%)
	30,060	48,316	$(18,256)	(37.8%)

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$68,158	$163,148	$(94,990)	(58.2%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash (used in) provided by operating activities	$(19,623)	$43,249	$(62,872)	(145.4%)
Changes in operating working capital	66,710	77,628	$(10,918)	(14.1%)
Interest expense	29,898	22,603	$7,295	32.3%
Interest income	(19,095)	(16,167)	$2,928	18.1%
Income tax expense	10,705	32,096	$(21,391)	(66.6%)
Dividends and distributions received from equity method investees	(361)	(551)	$(190)	(34.5%)
Earnings from equity method investments	3,280	7,276	$(3,996)	(54.9%)
Share-based compensation	(1,602)	(1,607)	$(5)	(0.3%)
Amortization of loan cost	(1,828)	(1,628)	$200	12.3%
Other	74	249	$(175)	(70.3%)
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$68,158	$163,148	$(94,990)	(58.2%)